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                                                                EXHIBIT 23(B)(2)

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Wells Fargo Financial, Inc. on Form S-3 of our report dated January 18, 1999, appearing in the Annual Report on Form 10-K of Norwest Financial, Inc. (now called Wells Fargo Financial, Inc.) for the year ended December 31, 1999 and to reference to us under the heading of "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 1, 2001